SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 3, 2006

                          ADVANCED MEDIA TRAINING, INC.
               (Exact name of issuer as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                    000-50333                              95-4810658
            (Commission File Number)           (IRS Employer Identification No.)


             17337 Ventura Blvd., Ste. 208 Encino, California 91316
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 784-0040

             ------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)


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ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION  OR BYLAWS;  CHANGE IN
                  FISCAL YEAR.

         In January, 2006, the Board of Directors of Advanced Media Training, Inc. ("Registrant") adopted a resolution to effect a six (6) for one (1) forward split of Registrant's issued and outstanding common stock to Registrant's shareholders of record on February 3, 2006, with the effective date/distribution date being February 10, 2006. On February 3, 2006, Registrant filed a
Certificate of Amendment to Certificate of Incorporation which amends Registrant's Certificate of Incorporation as follows:

         FOURTH. The total number of shares of stock which the corporation is authorized to issue is:

                  (a) Twenty-Five Million (25,000,000) shares of common stock with a par value of one mil ($0.001) per share, amounting to Twenty-Five Thousand Dollars ($25,000,000)

                  (b) At the effective time of this amendment each share of common stock in the Corporation which is issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to a six (6) for one (1) forward split with any all fractional shares shall be rounded to the nearest whole.

Registrant's Board of Directors were authorized to set the record date and the effective date and set the record date as February 3, 2006 and the effective distribution date as February 10, 2006.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ADVANCED MEDIA TRAINING, INC.,
                                    A Delaware corporation (Registrant)

Date: February 3, 2005                    /S/ BUDDY YOUNG
                                    BY:   ------------------------------------
                                          BUDDY YOUNG, Chief Executive Officer


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